Exhibit 99.1

COMPANY CONTACT
Elda Rudd
724 Solutions
(805) 884-8303
erudd@724.com

724 Solutions Announces First Quarter 2006 Results

Santa Barbara, CA (May 10, 2006) - 724 Solutions (NASDAQ: SVNX; TSX: SVN), a leading provider of next-generation IP-based network and data services, today reported unaudited results for its first quarter ended March 31, 2006 (all figures are in U.S. dollars).

724 Solutions’ total revenue in the first quarter was $3.3 million, compared to $3.4 million in the previous quarter and $5.8 million in the first quarter of the previous year.

The net loss for the first quarter of 2006, computed using United States generally accepted accounting principles (“GAAP”), was $2.9 million, or $0.47 per share, compared to a loss of $2.6 million or $0.44 per share in the previous quarter and a loss of $466,000 or $0.08 per share in the first quarter of 2005.  The Company’s total GAAP cost of revenue and operating expenses were $6.1 million in the first quarter, compared to $5.9 in the previous quarter, and $5.9 million in the same period a year earlier.

Non-GAAP net loss for the first quarter was $2.1 million, or $0.35 per share, compared to $1.8 million, or $0.31 per share, in the previous quarter and a non-GAAP net income of  $125,000, or $0.02 per share, in the first quarter of the previous year.  The Company’s total non-GAAP cost of revenue and operating expenses were $5.4 million in the first quarter compared to $5.2 million in the previous quarter, and $5.7 million in the same period a year ago.  A reconciliation between net income and cost of revenue and operating expenses on a GAAP basis and a non-GAAP basis is provided in the tables following the Summary of Operations.

“We are very encouraged by the feedback we are receiving from customers and partners on our Unwired LifestyleTM vision and the industry recognition we have received, most recently from CTIA in their Emerging Technology Awards,” said John Sims, Chief Executive Officer, 724 Solutions.  “This vision and our leadership products have allowed us to recently win new business at such innovative as Sprint Nextel, Helio and Swisscom Mobile.”

The Company will be providing no specific revenue guidance for the second quarter of 2006. Total GAAP costs are expected to be in the range of $7.2 million to $7.4 million in the second quarter of 2006 based on current expenditure levels.  The Company said that it expects total non-GAAP cost of revenue and operating expenses to be in the range of $5.4 million to $5.6 million in the second quarter of 2006.  The differences between these two sets of numbers reflect projected depreciation of $150,000, projected stock-based compensation expenses of $240,000, projected net interest expense of $220,000 and projected costs associated with the proposed going-private transaction of $1.2 million. The projected costs associated with the proposed going-private transaction do not include any costs contingent on the deal closing.

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Conference Call Information
The Company will host a conference call to discuss the results on May 10, 2006 at 5:00 p.m. (ET). The conference call will be available over the Internet through the Company’s web site at www.724.com or by telephone at +1-415-908-4754.   A replay will be available for 30 days following the conference call and can be accessed by dialing 800-558-5253 or +1-416-626-4100 reservation number 21290086.

Non-GAAP Income (Loss) and Total Non-GAAP Operating Expenses
The non-GAAP income (loss) used by 724 Solutions excludes depreciation, amortization of intangibles, stock-based compensation, interest expense (income), restructuring charges, write down of goodwill, gain on sale of long-term investments, non-recurring transition charges (direct costs of terminated employees on a defined transition plan) and foreign exchange gains and losses.  Non-GAAP cost of revenue and operating expenses are GAAP expenses less depreciation, amortization of intangibles, stock-based compensation, interest expense (income), restructuring charges, write down of goodwill, gain on sale of long-term investments, non-recurring transition charges (direct costs of terminated employees on a defined transition plan) and foreign exchange gains and losses.  The reduction in the market value of 724 Solutions and the significant changes undertaken by 724 Solutions over the past three years including the substantial reduction in personnel and the closing of offices, have resulted in restructuring charges, the write-down of goodwill and significant changes in other GAAP expenses such as depreciation, stock-based compensation, amortization of intangibles and interest income (expense).

Management believes these non-GAAP metrics provide a meaningful measure of the Company’s results to its investors by excluding items that are significantly different than those we experienced in historic periods as our historic costs are not indicative of our restructured cost structure and our expected costs on a forward looking basis or are not otherwise reflective of the Company’s operational performance.   Management believes these measures provide relevant and useful information to investors as these measures are an integral part of our internal management reporting and planning process and are the primary measures used by management to evaluate the operating performance of 724 Solutions.  While management believes the non-GAAP measures allow investors to better compare 724 Solutions’ results in different periods, the non-GAAP measures may not be comparable to non-GAAP measures of other companies.

There are material limitations to using these non-GAAP measures, including the difficulty associated with comparing these performance measures, as we calculate them, to performance measures presented by other companies, and the fact that these performance measures do not take into account certain significant items, including depreciation, amortization of intangibles, stock-based compensation, interest expense (income), restructuring charges and non recurring and acquisition charges.

About 724 Solutions
724 Solutions (NASDAQ: SVNX; TSX: SVN) delivers reliable, scalable technology and solutions that allow mobile network operators and virtual network operators to rapidly deploy flexible and open next generation IP-based network and data services.  The Company’s solutions enable the Unwired Lifestyle TM, 724’s vision of how people will use mobile data services to enhance and enrich their professional and private lives with services relevant to their specific needs, with user communities preserved across generations of technology and with data services as reliable as voice.  724 Solutions is a global company with development operations in Canada and Switzerland with its corporate office in Santa Barbara, California.  For more information, visit www.724.com.

Cautionary Note Regarding Forward Looking Statements
This press release contains statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995 and of Canadian provincial securities laws. These statements include the statements herein regarding: the services and products that will be offered by 724 Solutions, the benefits that businesses and individuals will obtain from these services and products, future demand for these services and products, our future cost of revenue and operating expenses and our plans and prospects. The accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including the risk that 724 Solutions will be unable to deploy its solutions and products, the risk that the demand for these solutions and products, or for 2.5G and 3G networks, will not increase as presently anticipated, the risk that general economic conditions will not improve or deteriorate, the risk that 724 Solutions will be unable to retain its key customers, the risk that 724 Solutions will not have sufficient liquidity or cash to maintain or expand its operations as presently planned, and the risk that 724 Solutions will lose business to competitors with greater resources. Additional information about these risks can be found in 724 Solutions filings with the Securities and Exchange Commission and with the Canadian Securities Administrators, including in the Sections “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its annual report on Form 10-K and in the sections “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information Concerning Forward-Looking Statements” in its quarterly reports on Form 10-Q. These risks are also described in 724 Solutions’ filings with the Canadian Securities Administrators. 724 Solutions does not undertake any obligation to update this forward-looking information, except as required under applicable law.

Other Disclosure Documents
724 Solutions has filed a Management Information Circular and Proxy Statement and other relevant documents in preliminary form share with the U.S. Securities and Exchange Commission (the “SEC”) and with the Canadian Securities Administrators regarding its definitive arrangement agreement with Austin Ventures VIII, L.P. and an affiliated entity, 724 Holdings, Inc., by which 724 Holdings, Inc. would acquire all the outstanding common shares of 724 Solutions not owned by Austin Ventures or its related persons for cash consideration of $3.34 per common.  These documents contain important information about the transaction, and 724 Solutions urges you to read these documents.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).

724 Solutions and certain of its affiliates may be deemed to be participants in the solicitation of proxies in connection with the proposed arrangement. A description of the interests of certain of 724 Solutions’ directors and executive officers in the company is set forth in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2005. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed arrangement, and a description of their direct and indirect interests in the proposed arrangement, as well as the interests of the company’s executive officers and directors, are set forth in the Management Information Circular and Proxy Statement and you may obtain copies of all documents filed with the Canadian Securities Administrators regarding this transaction, free of charge, at www.sedar.com.

724 Solutions Inc.
Consolidated Balance Sheets
(in thousands of U.S. dollars)

March 31, 2006 and December 31, 2005	March 31, 2006	December 31, 2005

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,698	$5,272
Short-term investments	1,475	4,009
Restricted cash	221	219
Accounts receivable - trade, net of allowance of $19 (2005 - $19)	4,278	2,471
Prepaid expenses and other receivables	725	522

Total current assets	10,397	12,493
Deferred charges	138	167
Fixed assets, net of accumulated amortization of $14,095 (2005 - $13,884)	713	836

Total assets	$11,248	$13,496

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$334	$358
Accrued liabilities	2,121	1,622
Interest payable to related parties	110	108
Deferred revenue	151	289

Total current liabilities	2,716	2,377
Convertible notes payable to related parties in 2007	7,975	7,969
Long-term interest payable to related parties in 2007	878	768

Total liabilities	11,569	11,114
Shareholders’ equity:
Share capital:
Authorized:
Unlimited common shares
Unlimited preferred shares
Issued and outstanding:
6,074,703 common shares (December 31, 2005 - 6,039,444)	764,985	764,859
Additional paid-in capital	1,334	1,312
Accumulated deficit	(766,847)	(763,996)
Accumulated other comprehensive income	207	207

Total shareholders’ equity (deficit)	(321)	2,382
Contingent liabilities *

Total liabilities and shareholders’ equity	$11,248	$13,496

* See note 12 to our consolidated financial statements set forth in our 2005 annual report

724 Solutions Inc. - Summary of Operations (unaudited)
(In thousands of U.S. dollars, except per share amounts)

	Three months ended

	March 31, 2006	December 31, 2005	March 31, 2005

Revenue:
Product	$1,679	$1,461	$2,985
Services	1,583	1,922	2,820

Total revenue	3,262	3,383	5,805
Cost of revenue *	1,415	1,696	2,031

Gross margin	1,847	1,687	3,774
Operating expenses:
Research and development *	2,021	1,834	1,687
Sales and marketing *	1,107	915	1,168
General and administrative *	1,127	957	804
Depreciation	211	125	157
Stock-based compensation
Cost of revenue	12	12	7
Research and development	29	25	19
Sales and marketing	36	24	16
General and administrative	163	270	31

Total operating expenses	4,706	4,162	3,889

Loss from operations	(2,859)	(2,475)	(115)
Interest income (expense)	(191)	(171)	(186)
Loss on settlement of liability	(19)	—	(165)

Net loss before cumulative effect of accounting change	(3,069)	(2,646)	(466)

Cumulative effect of accounting change	218	—	—

Net loss for the period	$(2,851)	$(2,646)	$(466)

Basic and diluted net loss per share	$(0.47)	$(0.44)	$(0.08)
Weighted-average number of shares used in computing basic and diluted net loss per share (in thousands)	6,074	6,039	6,027

Total cost of revenue and operating expenses	$6,121	$5,858	$5,920

724 Solutions Inc. -  Summary of Non-GAAP Adjustments (unaudited)
(In thousands of U.S. dollars, except per share amounts)

	Three months ended

	March 31, 2006	December 31, 2005	March 31, 2005

GAAP net loss for the period	$(2,851)	$(2,646)	$(466)

Depreciation	211	125	157
Stock- based compensation	240	331	73
Interest expense (income)	191	171	186
Loss on settlement of liability	19	—	165
Cumulative effect of accounting change	(218)	—	—
Non-recurring acquisition costs**	295	—	—
Foreign exchange losses (gains)	14	173	10

Non-GAAP net income (loss) for the period	$(2,099)	$(1,846)	$125

Non-GAAP net income (loss) per share	$(0.35)	$(0.31)	$0.02

** Non-recurring acquisition related costs include direct costs related to the proposed acquisition

* Non-GAAP operating expenses
Cost of revenue	$1,415	$1,696	$2,031
Research and development	2,021	1,834	1,687
Sales and marketing	1,107	915	1,168
General and administrative	818	784	794

Total non-GAAP operating expenses	5,361	5,229	5,680

724 Solutions Inc. - GAAP to non-GAAP Reconciliation (unaudited)
(In thousands of U.S. dollars)

	Three months ended

	March 31, 2006	December 31, 2005	March 31, 2005

GAAP general and administrative	$1,127	$957	$804
Reconciling items
Non-recurring acquisition costs	(295)	—	—
Foreign exchange gains (losses)	(14)	(173)	(10)

Non-GAAP general and administrative	818	784	794

724 Solutions Inc. - Cash Reconciliation (unaudited)
(In thousands of U.S. dollars)

Cash and cash equivalents, short-term investments and restricted cash:
At December 31, 2005	9,500
At March 31, 2006	5,394

Total cash flow in quarter ended March 31, 2006	4,106